STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

LAZARUS ROTHSEIN ESQ

Job:C20170511-1185
May 11, 2017

Special Handling Instructions:
EXP DESG EMAILED 05/11/17 NEH

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Designation	20170207921-91	5/11/2017 11:20:21 AM	1	$175.00	$175.00
24 Hour Expedite	20170207921-91	5/11/2017 11:20:21 AM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	4945359197086648703072	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents;
File Stamped Copy(s): 1

LAZARUS ROTHSEIN ESQ

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170207921-91
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 05/11/2017 11:20 AM
	Entity Number E0045772014-4

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

IDdriven, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

See the Certificate of Designation, Preferences and Rights of Series B Preferred Stock of IDdriven, Inc. attached hereto as Exhibit A.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Exhibit "A"

CERTIFICATE OF DESIGNATION, PREFERENCES AND
RIGHTS OF SERIES B PREFERRED STOCK
OF
IDdriven, Inc.
(Pursuant to Nevada Revised Statutes 78.1955)

---

1. Name of corporation: IDdriven, Inc., a Nevada profit corporation ("Company").

2. By resolution of the Board of Directors of the Company pursuant to the provisions in the Company's Amended and Restated Articles of Incorporation (the "Articles"), this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series B Preferred Stock:

Section 1. Designation and Amount.

There shall be a series of the voting preferred stock of the Company which shall be designated as the "Series B Preferred Stock," $0.001 par value, and the number of shares constituting such series shall be 1,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

Section 2. Dividends and Distributions.

None.

Section 3. Voting Rights.

The holders of shares of Series B Preferred Stock shall have the following voting rights:

(a) Each share of Series B Preferred Stock shall entitle the holder thereof to 250 votes on all matters submitted to a vote of the stockholders of the Company. In the event that such votes do not total at least 51% of all votes entitled to vote combined with the other voting capital stock owned by a holder of the Series B Preferred, then regardless of the provisions of this paragraph, in any such case, the votes cast by the holders of the Series B Preferred Stock as a group shall be equal to at least 51% of all votes entitled to vote and cast at any meeting of stockholders, or any matter put to the stockholders for voting and the Company may state that any such action was had by majority vote of all stockholders.

(b) Except as otherwise provided herein, in the Company's Articles or its bylaws, the holders of shares of Series B Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

Section 4. Conversion.

The holders of the Series B Preferred Stock shall not have any conversion rights.